WRITTEN STATEMENT OF THE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
SECRETARY AND TREASURER
PURSUANT TO 18 U.S.C. SS.1350

        Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Vice President, Chief Financial Officer, Secretary and Treasurer of Badger Paper Mills, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul M. Bouthilet
Paul M. Bouthilet March 31, 2005